EXHIBIT
21.1
SUBSIDIARIES OF THE REGISTRANT

THE SPORTS CLUB COMPANY
(a Delaware Corporation)
Subsidiaries

Subsidiary	Form	State	Parent	Ownership
TVE, Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

SCC Development Company	Corporation	CA	The Sports Club Company, Inc.	100.000%

The Sports Connection Holding Company	Corporation	CA	The Sports Club Company, Inc.	100.000%

SCC California, Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

Sports Club, Inc. of California	Corporation	CA	The Sports Club Company, Inc.	100.000%

Pontius Realty, Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

Irvine Sports Club, Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

The SportsMed Company, Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

L.A./Irvine Sports Clubs, Ltd.	Partnership	CA	Sports Club, Inc. of California	50.100%

Talla New York, Inc.	Corporation	NY	Sports Club, Inc. of California	100.000%

Reebok-Sports Club/NY	Partnership	NY	Talla New York, Inc.	60.000%

El Segundo-TDC, Ltd.	Partnership	CA	SCC California, Inc.	17.185%
			Pontius Realty, Inc.	0.754%
			Sports Club, Inc. of California	9.890%
			The Sports Club Company, Inc.	9.890%

SCC Sports Club, Inc.	Corporation	TX	The Sports Club Company, Inc.	100.000%

SCC Nevada, Inc.	Corporation	NV	The Sports Club Company, Inc.	100.000%

SF Sports Club, Inc.	Corporation	DA	The Sports Club Company, Inc.	100.000%

Washington D.C. Sports Club, Inc.	Corporation	DA	The Sports Club Company, Inc.	100.000%

HFA Services, Inc.	Corporation	CA	The SportsMed Company, Inc.	100.000%

SCC Realty Company	Corporation	CA	The Sports Club Company, Inc.	100.000%

Sepulveda Realty and Development Co., Inc.	Corporation	CA	The Sports Club Company, Inc.	100.000%

NY Sports Club, Inc.	Corporation	DA	The Sports Club Company, Inc.	100.000%